UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
KushCo Holdings, Inc.
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On July 15, 2021, KushCo Holdings, Inc. (“KushCo”) was featured in an article by Benzinga regarding the upcoming special meeting of stockholders to approve the proposed merger (the “Merger”) of KushCo and Greenlane Holdings, Inc. The article describing the interview as it appeared on https://www.benzinga.com/markets/cannabis/21/07/22005958/kushco-and-greenlane-kick-off-proxy-solicitation-process-and-move-one-step-closer-toward-complet is provided below.
KushCo and Greenlane Kick Off Proxy Solicitation Process and Move One Step Closer Toward Completing Mega-Merger

by Mark Gilman - July 15, 2021

In a move that will result in the creation of the leading ancillary cannabis company and house of brands, KushCo Holdings, Inc. (OTCQX:KSHB) and Greenlane Holdings, Inc. (NASDAQ:GNLN) have announced an all-stock merger agreement.

The transaction was approved unanimously by the boards of directors for both Greenlane and KushCo, recommending that stockholders approve the transaction. The deal is expected to close in the third quarter of 2021, subject to the requisite stockholder approvals.

The merger comes at an important inflection point in the cannabis industry, as the biggest operators consolidate the sector, new states legalize adult recreational cannabis use, and the industry as a whole moves closer to full federal legalization, which has never seemed more likely to occur as it does today. On June 29, 2021, New Mexico became the latest state to make adult recreational cannabis use legal in the state. New York also recently approved recreational legalization, along with Virginia and Connecticut, bringing the total to 19 states that have legalized adult recreational use and nearly 40 that have legalized medical use.

The merger would allow the two companies to cross-sell complementary products and services to their respective customer bases, marrying Greenlane’s proprietary owned brands and leading B2C presence with KushCo’s deep B2B relationships with the top multi-state operators (“MSOs”). In addition to these revenue synergies, the merger is expected to generate between approximately $15 – $20 million in annual cost saving synergies within 24 months of closing, and create one of the few opportunities for investors to invest in the fast-growing U.S. cannabis industry with Greenlane’s Nasdaq listing.

KushCo’s co-founder and CEO Nick Kovacevich will become CEO of the combined company, while Greenlane’s CFO Bill Mote will serve as CFO for the combined company.
The companies recently announced the start of their proxy solicitation process, which will lead up to their respective stockholder meetings to approve the merger, both scheduled to occur on August 26, 2021.

The definitive joint proxy statement/prospectus was first mailed to stockholders of both companies on or about July 6, 2021. Stockholders of both companies are encouraged to vote their shares early, and to reach out to the applicable proxy solicitor (D.F. King for Greenlane, and Morrow Sodali for KushCo) with any questions or if they need assistance in voting their shares. For more information, you can view the July 6 press release here.

Greenlane and KushCo have also announced the launch of www.greenlanekushcotogether.com, a dedicated transaction website consolidating publicly available information on the transaction for investors of both companies, including messages from both CEOs as well as a helpful section addressing frequently asked questions.

Cautionary Statement Regarding Forward-Looking Statements
This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on management’s current expectations, beliefs and assumptions. While KushCo’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummation the proposed merger due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the proposed merger; (4) risks that the proposed transaction disrupts current plans and operations of KushCo and/or Greenlane; (5) the ability to recognize the anticipated benefits of the proposed merger; and (6) the amount of the costs, fees, expenses and charges related to the proposed merger; and the other risks and important factors contained and identified in KushCo’s and Greenlane’s filings with the SEC, such as their respective

Annual Reports on Form 10-K for the fiscal year ended December 31, 2020, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

There can be no assurance that the proposed merger will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this communication. Neither KushCo nor Greenlane is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and neither KushCo nor Greenlane intends to do so.

Important Information for Investors and Stockholders
In connection with the proposed merger, Greenlane has filed with the SEC a registration statement on Form S-4 (File No. 333-256582) (as amended, the “Registration Statement”) that was declared effective by the SEC on July 2, 2021..The Registration Statement includes a joint proxy statement of Greenlane and KushCo that also constitutes a prospectus of Greenlane. The definitive joint proxy statement was mailed to KushCo stockholders on or about July 6, 2021. Greenlane and KushCo also plan to file other relevant documents with the SEC regarding the proposed merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain free copies of the joint proxy statement/prospectus and other relevant documents filed by KushCo and Greenlane with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their respective websites at www.kushco.com and www.gnln.com.

Participants in Solicitation
This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction with Greenlane. KushCo, Greenlane and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of KushCo is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on December 28, 2020. Information about the directors and executive officers of Greenlane is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 24, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.